STOCK ORDER FORM
       (Instructions on Reverse Side)

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                             FOR INTERNAL USE ONLY
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  Date
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  Batch No.
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  Order No.
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  Cat No.

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                             DEADLINE AND DELIVERY
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Expiration Date: 10:00 a.m., eastern time, on _____, 2001, unless extended. This original Stock Order Form, properly executed and with full payment, must be received (not postmarked) by this deadline or it will be void. Delivery will only be accepted by mail (please use the return envelope provided) or by overnight delivery service to the address on the reverse side of this Form.
Stock Order Forms may also be hand delivered to the Stock Information Center located at 218 Datura Street, West Palm Beach. Stock Order Forms may not be hand-delivered to Fidelity Federal branches. Photocopies and facsimiles of Stock Order Forms will not be accepted.

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               PLEASE PRINT CLEARLY AND COMPLETE ALL SHADED AREAS
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SHARES REQUESTED
  25 share minimum. See reverse side for maximum purchase limitations.
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Number of       x        Price Per           =          Amount
 Shares                    Share                          Due

                          $10.00
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(2) METHOD OF PAYMENT Cash and wires will not be accepted.

|_| CHECK HERE IF PAYING BY CHECK(S) OR MONEY ORDER(S)

Enclosed is/are
check(s) or money
order(s) payable to
Fidelity Federal Bank
and Trust totaling:

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$
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|_| CHECK HERE AND COMPLETE BELOW IF PAYING BY DIRECT ACCOUNT WITHDRAWAL(S)

The undersigned authorizes withdrawal from the Fidelity Federal passbook, statement savings, money market (without check-writing privileges) or CD account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized below.

FOR INTERNAL USE ONLY         Fidelity Federal Account Number          Amount
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1. _ _ _ _ _ _ _ _ _ _ _ _    __________________________________________________
2. _ _ _ _ _ _ _ _ _ _ _ _    __________________________________________________
3. _ _ _ _ _ _ _ _ _ _ _ _    __________________________________________________
4. _ _ _ _ _ _ _ _ _ _ _ _    __________________________________________________

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                                           Total Withdrawal(s)      $

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(3) PURCHASER INFORMATION Please review carefully, completing either Part A or Part B. Only one box should be checked.
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PART A - SUBSCRIPTION OFFERING Check the box reflecting the earliest date at which you had account(s).

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|_|   Eligible Account Holder -- You were a Fidelity Federal depositor with an aggregate of at least $50 on deposit on October 31, 1999. In the spaces at right, list all accounts you had at that date.

|_| Supplemental Eligible Account Holder -- You do not qualify as an Eligible Account Holder, but you were a Fidelity Federal depositor with an aggregate of at least $50 on deposit on December 31, 2000. In the spaces at right, list all accounts you had at that date.

|_| Other Member -- You do not qualify as either of the above, but you were a Fidelity Federal depositor or borrower on March __, 2001

My/our account information at either October 31, 1999 or December 31, 2000, if applicable:

Name(s) on Account(s) or Account Title        Fidelity Federal Account Number(s)
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        If additional space is required, please attach a separate page.

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(3) PART B - COMMUNITY OFFERING Check the one applicable box.
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|_| You were a Fidelity Bankshares stockholder on ________, 2001.

[}] You are placing an order in the Community Offering. None of the other boxes in this Section (3) apply to you.

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(4) FIDELITY FEDERAL MANAGEMENT & EMPLOYEES
    Check one box, if applicable.
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|_| Check here if you are a Fidelity Federal director, officer or employee.

|_| Check here if you are a member of the immediate family (definition of "immediate family" is on the reverse side) of a Fidelity Federal director, officer or employee.

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(5) NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION
    Check the box only if applicable.
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|_| Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the stock for a period of three months following issuance and
    2) to report this subscription in writing to the applicable NASD member with in one day of payment for the stock.

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(6) STOCK REGISTRATION Please PRINT clearly and provide all information, which will be used for stock certificate delivery and future mailings. Use full first name, not an initial. See reverse side for proper registration, including for minors, trusts, and IRAS.
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(First Name, Middle Initial, Last Name)       (Social Security No/Tax ID No.
                                              first number listed will be used
                                              for reporting)

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(First Name, Middle Initial, Last Name)       Social Security No/Tax ID No.

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(Street Address)                              (Daytime Phone Number)

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(City, State, Zip)                            (Evening Phone Number)
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(7) FORM OF STOCK OWNERESHIP Check the one accessible box. See reverse side for ownership definitions.
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|_| Individual   |_| Joint Tenants   |_| Tenants in Common
|_| Trust (Under Agreement Dated _______________)
|_| Corporation  |_| Partnership     |_| Uniform Trasfers to Minors
|_| Other
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FOR BROKER USE ONLY: |_| IRA

Social Security # of Beneficial Owner:     ----------   -----    ----------
If IRA's are reported by brokerage firm               -        -
under a Tax ID #:                          ----------   -----    ----------

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(8) ACKNOWLEDGMENT AND SIGNATURE
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I acknowledge receipt of the Prospectus dated ________, 2001 and that I have read its conditions, including the section titled "Risk Factors." I agree that after receipt by Fidelity Bankshares, Inc., this Stock Order Form may not be modified or withdrawn without Fidelity Bankshares, Inc.'s consent, and, if withdrawal from a Fidelity Federal account has been authorized, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security Number or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not savings accounts or deposits and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. The Plan of Conversion and applicable law and regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying stock to the account of another. Fidelity Bankshares, Inc. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer.

    ONE SIGNATURE REQUIRED, UNLESS SECTION (2) OF THIS FORM INCLUDES ACCOUNTS
           REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
           IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE
                            INCLUDE YOUR FULL TITLE.

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(SIGNATURE)                   (DATE)    (SIGNATURE)                       (DATE)

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                         ORDER NOT VALID UNLESS SIGNED

Questions? See reverse side of this Form, or call the Stock Information Center toll free at (800)___-____, Monday through Friday from 9:00 a.m. to 4:00 p.m. eastern time.

                         STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED -- Indicate the number of shares that you wish to purchase, and indicate the total amount due. The minimum purchase is 25 shares. Maximum purchase limitations apply to aggregate orders. In the Subscription Offering category, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder or Other Member is $825,000 (82,500 shares). In the Community Offering category, the maximum purchase by any person is 82,500 shares. Further, no person, together with associates and persons acting in concert with such person, may purchase, in all categories of the stock offering COMBINED, an aggregate of more than 165,000 shares. Notice to current Fidelity Bankshares, Inc. stockholders: If you place an order for stock, you are subject to these purchase limitations and to an overall ownership limitation. See the Prospectus section entitled "The Conversion - Limitations on Common Stock Purchases", for a detailed description of purchase limitations. This section also includes a definition of "associates" and of "acting in concert". By signing this Stock Order form, you confirm that your order does not conflict with the purchase and ownership limitations.

(2) METHOD OF PAYMENT -- CHECKS OR MONEY ORDERS: Make personal checks, bank checks or money orders payable to Fidelity Federal Bank and Trust. These will be cashed immediately against available funds. You will earn interest at Fidelity Federal's passbook savings rate from the time funds are received until the offering is completed. ACCOUNT WITHDRAWALS: List the passbook, statement savings, money market (without check-writing privileges) or certificate of deposit account(s), and designate the amount to be withdrawn from each. A hold will immediately be placed on the amount(s) designated by you, and the funds held will be unavailable for withdrawal for other purposes. You will continue to earn interest at the contractual rate of the account(s), and early withdrawal penalties will be waived. FUNDS AUTHORIZED FOR WITHDRAWAL MUST BE AVAILABLE AT THE TIME THIS FORM IS SUBMITTED. Note: Retirement accounts (such as IRAs) cannot be designated for withdrawal. Contact the Stock Information Center as soon as possible, but we recommend no later than ________, 2001, if you want to use funds now in a Fidelity Federal retirement account (or other retirement account). Whether you may use such funds for the purchase of shares may depend on timing constraints and, possibly, the institution where the funds are currently held. YOU MAY NOT USE CASH OR WIRE TRANSFERS TO PAY FOR STOCK.

(3) PURCHASER INFORMATION -- Complete either Part A or Part B. Part A applies to the Subscription Offering. If you do not qualify in the Subscription Offering, complete Part B, which applies to the Community Offering. PART A: Purchase priorities are based on eligibility dates. Please check the one box that reflects the earliest date at which you had a Fidelity Federal qualifying account. If the date is 10/31/99 or 12/31/00, list the name(s) on the deposit account(s) and the account number(s) at the applicable eligibility date. For example, if ordering in just your name, list all the accounts you had at the applicable date. This may include accounts in which you were a joint owner, your individual deposit accounts and your IRA account. If ordering jointly, list the accounts in which either person had ownership at the applicable date. If purchasing shares for a minor, list only the minor's account(s). If purchasing shares for a corporate entity, list only that entity's corporate accounts. Attach a separate page, if needed. failure to complete this section, completing it incorrectly or omitting information can result in the loss of all or part or your stock allocation. PART B pertains to you if you do not qualify under Part A, and you are therefore placing an order in the Community Offering. Check only one box in Part B, if applicable. See "The Conversion" section of the Prospectus for explanation of the Subscription Offering and the Community Offering.

(4) FIDELITY FEDERAL MANAGEMENT & EMPLOYEES -- If applicable, check the appropriate box. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

(5) NASD AFFILIATION -- If applicable, check the box.

(6) STOCK REGISTRATION -- Clearly print the name(s) and address in which you want the stock certificate registered and mailed. If you are ordering stock in the Subscription Offering as a Fidelity Federal (i) Eligible Account Holder as of 10/31/99; (ii) Supplemental Eligible Account Holder as of 12/31/00; or (iii) depositor or borrower as of __/__/__, you must register the stock only in the name(s) of person(s)/entity(ies) with qualifying accounts at the same date. Adding the name(s) of persons who were not account holders, or were account holders only at a later eligibility date than checked in Section (3), will be a violation of your subscription rights and may result in a loss of your purchase priority in the Subscription Offering. Enter the Social Security Number or Tax ID Number of the registered owner(s). The first number listed will be identified with the stock certificate for tax purposes. Listing a phone number is important. NOTE: ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATIONS AND SHARE AMOUNTS ARE DESIRED, A SEPARATE STOCK ORDER FORM (EACH FOR A MINIMUM OF AT LEAST 25 SHARES) MUST BE COMPLETED FOR EACH CERTIFICATE. CONTACT THE STOCK INFORMATION CENTER IF YOU NEED ADDITIONAL FORMS.
Note: Purchase limitations apply to aggregate orders - See Section (1), above.

(7) FORM OF STOCK OWNERSHIP -- For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, do not use two initials. Use full first name, middle initial and last name. Check the one box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on 10/31/99, 12/31/00 or __/__/01.

BUYING STOCK JOINTLY: If registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date (10/31/99, 12/31/00 or __/__/01) may be listed. Two alternatives exist when registering stock in more than one name:

     JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

     TENANTS IN COMMON -- When stock is held as Tenants in Common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years of age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at Fidelity Federal at 10/31/99, 12/31/00 or __/__/01.

How to complete Section (6) (Stock  Registration) when buying stock for a minor:
On the first line, print the first name, middle initial and last name of the custodian; after the name write the initials "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the Florida Uniform Transfers to Minors Act will be abbreviated John
P. Doe, CUST Susan A. Doe UTMA-FL.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at Fidelity Federal at either 10/31/99, 12/31/00 or __/__/01.

BUYING STOCK THROUGH AN IRA: Stock must be held in self-directed Individual Retirement Accounts, such as at a brokerage firm. Fidelity Federal IRAs are not self-directed. We recommend that you contact the Stock Information Center as soon as possible, but by no later than ________, 2001, for assistance with IRA-related questions. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at Fidelity Federal at 10/31/99, 12/31/00 or __/__/01.

FOR BROKER/TRUSTEE USE ONLY -- How to complete Section (6) (Stock Registration) when buying stock using a self-directed retirement account: Registration should be completed to reflect your firm's registration requirements for any subsequent mailings, including stock certificates. For example, on the first line, indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN". On the second line, indicate the name of the beneficial owner, for example, "FBO JOHN SMITH IRA". You may also indicate the owner's account number or other identifying information. Indicate the address and name of the department at your firm to which mailings should be directed. Also indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include:

o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
     (name). If an individual and a corporation, list the corporation before the individual.

o    The  fiduciary  capacity,   such  as  administrator,   executor,   personal
     representative, conservator, trustee, etc.

o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation may be required.

o The date of the document governing the relationship, except that the date of a trust created by a will need not be included.

o The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John
     P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(8) ACKNOWLEDGMENT AND SIGNATURE -- Please review this Form before signing. Stock Order Forms submitted without a signature will not be accepted. Only one signature is required, unless Section (2) (Method of Payment) includes authorization to withdraw from an Fidelity Federal deposit account requiring more than one signature. If signing as a custodian, trustee, corporate officer, etc., please include your title. If exercising a Power of Attorney ("POA"), submit a copy of the POA agreement with this Form.

                We have enclosed a postage-paid return envelope.

                        Address Overnight Deliveries to:

  Fidelity Federal Bank and Trust, 218 Datura Street, West Palm Beach, FL 33401
                         Attn: Stock Information Center

     QUESTIONS? Call the Stock Information Center toll free at (800)___-____

       Monday through Friday, from 9:00 a.m. to 4:00 p.m. eastern time.